Exhibit 1.1

Manhattan Street Capital Reg A+ Engagement Agreement

Effective Date: January 5, 2021

Coyuchi, Inc.
1400 Tennessee St., Ste 1
San Francisco, CA 94107

Re: Advisory, Technology and Administrative Services

This agreement (this "Agreement") will confirm the arrangements under which FundAthena, Inc., DBA Manhattan Street Capital, Inc. ("MSC") and Coyuchi, Inc., a California Corporation, and its present and future subsidiaries (collectively, the "Client") will conduct themselves regarding MSC acting as the Client's advisor in connection with a possible Financing (as defined below) and the Client's use of MSC's proprietary technology platform (the "MSC Platform").

1. Retention. During the term of this engagement, and as mutually agreed upon by MSC and the Client, MSC shall provide Client with project management, technology, administrative services and assistance with and introductions to resources needed to conduct a Reg A+ offering (a "Financing"). Client agrees to be bound by the MSC Platform standard terms and conditions, (the "Platform Terms") which can be found at www.manhattanstreetcapital.com/terms. Access to the MSC Platform will not be provided without Client's acceptance of the Platform Terms.

2. Cooperation. The Client shall furnish MSC and/or upload to the MSC Platform all current and historical materials and information regarding the business and financial condition of the Client relevant to the Financing, and all other information and data, and provide access to the Client's officers, directors, employees and professional advisors, which MSC reasonably requests in connection with MSC's activities hereunder. All such materials, information and data shall be, to the Client's knowledge, complete and accurate in all material respects. Client understands that MSC is not and does not provide any assurance that the contemplated Financing(s) will succeed, or that they will achieve any particular performance level or cost efficiency. The Client agrees to promptly advise MSC of all developments materially affecting the Client, any proposed Financing or the completeness or accuracy of the information previously furnished to MSC and agrees that no material initiatives relating to the proposed Financing will be taken without MSC having been consulted in advance thereof.

3. Compensation. The Client agrees to promptly pay MSC the MSC Fees (the "Fees"), listed below:

a) **Project management retainer fee** of $10,000 USD paid monthly in advance for a 9-month period from the Effective Date, and the same value of seven-year cashless exercise warrants priced at 50% of the initial price at which securities will be sold in the Financing (as described below). In the event that Client elects to list on the NASDAQ or NYSE during the 12 month period post SEC Qualification, the duration of the fees described in this section 3(a) will be increased from 9 months to 12 months.

b) **MSC technology admin and service fee** of $25.00 USD per investment in the offering if the Financing occurs, plus the same value of seven-year cashless exercise warrants priced at 50% of the initial price at which securities were sold in the Financing (as described below). The MSC technology admin and service fee is constant regardless of the investment amount, and it is not dependent on the total size of the capital raise. For purposes of calculating this fee, an investment is defined as a transaction where a person or entity deposits money as part of the Financing. The number of warrants will be determined by dividing the product of $25.00 and the total number of investments in this offering,

by the lowestprice at which securities were sold in the Financing.

c) **Listing fee** of $5,000 USD per month if the Financing occurs while the offering is live for investment or reservations, and the same value of seven-year cashless exercise warrants priced at 50% of the initial price at which securities were sold in the Financing (as described below).

The MSC Fees above do not include fees for back-end services including, but not limited to: payment processing, digital currency conversion, escrow and technology fees, AML check, and accredited investor verification. Back-end service fees paid by MSC may be paid to third-party service providers on behalf of the Client and will be invoiced by MSC to Client. MSC fees above do not include costs for marketing agency, legal service provider, broker-dealer or transfer agent. Reasonable direct expenses incurred by MSC on behalf of Client will be reimbursed by Client. Provided, however, that Client shall not be liable for any fees or costs described in this paragraph unless described by MSC and consented to by Client.

It is expressly understood that all MSC Fees are not contingent on the success of the offering. The Fees are an obligation of the Client regardless of the outcome of the offering. It is expressly understood that a separate MSC Fee shall be payable in respect to each Financing in the event that more than one Financing occurs. Examples may include a simultaneous regional Reg A+ offering in another region. In the event of an additional Financing, the rates listed on the MSC site at the time activity by a service provider begins on the additional financing for such offering shall apply.

Payment terms.
Project management retainer fees will be invoiced monthly by MSC, 15 days prior to the first day of the service period. Cash payment will be due on or before the first day of the service period.

MSC technology admin and service fees will be invoiced periodically by MSC, at the close of each period for the previous period. Cash payment will be due 15 days from date of invoice.

Listing fees will be invoiced monthly by MSC, at the close of the month for the previous month period. Cash payment will be due 15 days from date of invoice.

Back-end service fees will be invoiced monthly by MSC, at the close of the month for the previous month period, with the exception of monthly escrow and platform license fees which will be billed in advance for current month. Cash payment will be due 15 days from date of invoice.

Delinquent invoices, 15 days past due, are subject to interest of 1.0% per month on any outstanding balance, or the maximum permitted by law, whichever is less plus reasonable expenses of collection. MSC reserves the right to suspend your listing on the MSC Platform and pause advisoryservices if your account becomes delinquent.

Delivery of warrants.

During the course of the Financing there will be two separate issuances of Warrants as described below:

a) The first Warrant will represent the total amount earned as Project management retainer fees, as defined in section 3a above, and will be delivered upon the initial execution of this Agreement in the

form approved by both parties, and attached to this Agreement as **Appendix 1 - Warrant Agreement**.

b) The second Warrant will be earned during the course of the Financing, and will represent warrants earned as MSC technology admin and service fees and Listing fees, as defined in Sections 3b and 3c above. The Client commits to deliver this warrant within 15 days of the completion, or termination, of the Financing, in the form approved by both parties, and attached to this Agreement as **Appendix 1 - Warrant Agreement**.

It is expressly understood that warrants are not contingent on the success of the offering. The delivery of warrants are an obligation of the Client regardless of the outcome of the offering.

4. Confidentiality. Each party acknowledges that, in the course of evaluating the Financing and performing hereunder, it (the "Receiving Party") may obtain information relating to the other party's business (the "Disclosing Party") (all such information, including the information provided pursuant to Section 2 above, the "Confidential Information"). Such Confidential Information shall belong solely to the Disclosing Party. For sake of clarity, information is considered Confidential Information for so long as it has not been made known to the general public by the Disclosing Party or through the rightful actions of a third party, and for so long as the information holds value, as reasonably determined by the Disclosing Party, by virtue of remaining confidential. During the Term and after its termination, the Receiving Party: (a) shall not use, other than as required for the Financing, or disclose Confidential Information without the prior written consent of the Disclosing Party, or unless such Confidential Information becomes part of the public domain without breach of this Agreement by the Receiving Party, its officers, directors, employees or agents; (b) agrees to take all reasonable measures to maintain the Confidential Information in confidence, but not less than those it takes to safeguard its own confidential information; and (c) will disclose the Confidential Information only to those of its employees and consultants as are necessary for the uses licensed hereunder and are bound by obligations of confidentiality. Upon the termination of this Agreement, the Receiving Party shall return or destroy all Confidential Information, as requested by the Disclosing Party.

5. Termination. The Agreement has a term of 18 months from the Effective Date. Upon any termination of this Agreement, the rights and obligations of the parties hereunder shall terminate, except for the obligations set forth in Sections 3 through 4 and 6-9 (inclusive), which shall survive termination of this Agreement. Part 3b of the MSC Fees cannot be canceled after the Reg A+ offering has commenced to live investors.

6. Exclusivity. During the term of this Agreement, the Client will not, and will not permit any security holder, affiliate, advisor or representative of the Client to engage on behalf of the Client any other party to perform any services or act in any capacity which is directly related to the Financing without the prior written approval of MSC. Notwithstanding the foregoing, the Client shall be free to undertake a transaction with one or more parties that are not directly related to the Financing, including a preferred stock financing or entrance into a credit facility, or a sale of the Client (including via merger, asset sale, or stock sale), and MSC shall receive no fee or other compensation with regard to any such transaction.

If the Client elects to engage a broker-dealer or other party to raise funds in the Financing, using means outside of the MSC Platform, the Client agrees to compensate MSC as defined in section 3a, 3b, and 3c above, as if the investment transactions were processed through the MSC Platform.

7. Indemnification. Client agrees to indemnify and hold harmless MSC and its affiliates, and each of their respective officers, directors, managers, members, partners, employees and agents, and any other persons controlling MSC or any of its affiliates (collectively, "Indemnified Persons"), to the fullest extent lawful, from and against any claims, liabilities, losses, damages, costs and expenses (or any action, claim, suit or proceeding in respect thereof), as incurred, related to or arising out of or in connection with MSC services (whether occurring before, at or after the date hereof) under the Agreement, the Financing or any proposed Financing contemplated by the Agreement or any Indemnified Person's role in connection therewith ("Losses"), provided, however, that the Client shall not be responsible for any Losses that arise out of or are based on any action of or failure to act by MSC to the extent such Losses are determined, by a final, non-appealable judgment by a court, to have resulted primarily and directly from MSC's gross negligence or willful misconduct.

8. Limitation on Liability. EXCEPT FOR A PARTY'S BREACH OF SECTION 3 OR SECTION 4 OR SECTION 7, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY NATURE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND REGARDLESS OF WHETHER THE CLAIM OR LIABILITY IS BASED UPON ANY CONTRACT, TORT, BREACH OF WARRANTY OR OTHER LEGAL OR EQUITABLE THEORY.

EXCEPT FOR A PARTY'S BREACH OF SECTION 3 OR SECTION 4 OR SECTION 7, THE TOTAL LIABILITY OF EITHER PARTY, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY), OR OTHERWISE, WILL NOT EXCEED, IN THE AGGREGATE, THE FEES PAID TO MSC. THE FOREGOING LIMITATIONS WILL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL FINANCING OF ANY LIMITEDREMEDY.

9. Independent Contractor; Compliance with Law. The Client acknowledges and agrees that (i) MSC will act as an independent contractor hereunder, its responsibility is solely owed to the Client and contractual in nature, and MSC does not owe the Client, or any other person or entity (including, without limitation, any security holders, affiliates, creditors or employees of the Client), any fiduciary or similar duty as a result of its engagement hereunder or otherwise; (ii) MSC and its affiliates will not be liable for any losses, claims, damages or liabilities arising out of the actions taken, omissions of or advice given by other parties who are providing services to the Client; (iii) MSC is not an advisor as to legal, tax, accounting or regulatory matters in any jurisdiction; (iv) the Client has consulted, and will consult, as appropriate, with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of this Agreement and the Financings contemplated hereby and that MSC and its affiliates shall have no responsibility or liability with respect thereto; and (v) the Client is capable of evaluating the merits and risks of such Financings and the fees payable in connection therewith and that it understands and accepts the terms, conditions, and risks of such Financings and fees. MSC will have no authority under this Agreement to bind the Client. Nothing contained in this Agreement will require the Client to accept the terms of any proposed transaction including a Financing. It is understood and agreed that the Client shall have the right to approve or disapprove the terms and conditions of any transaction in its sole discretion. The parties agree that they, and their affiliates, shall at all times comply with all laws and regulations applicable to their performance hereunder including securities laws.

10. Dispute Resolution, Mediation, and Arbitration: MSC and the Client shall attempt in good faith to resolve any dispute arising out of or related to this Agreement promptly by negotiation between MSC and a representative of the Client who has authority to settle the controversy on behalf of the

Client. Either party may give the other party written notice of any dispute not resolved in the normal course of business. Within five (5) days after delivery of notice of any dispute, the receiving party shall submit to the other a written response. The notice and the response shall include a statement of each party's position, a summary of arguments supporting that position and shall include a reference to any authority available to support the position. Within fifteen (15) days after delivery of the disputing party's notice, the parties shall meet in person at a mutually acceptable time and place, or by phone, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one party to the other will be honored.

a) Mediation. If the matter has not been resolved within thirty (30) days of the disputing party's first notice, or if the parties fail to meet within fifteen (15) days, either party may initiate mediation of the controversy or claim before a mediator appointed by the mediation service JAMS. In any event, the parties agree first to try in good faith to settle any dispute by negotiation and mediation before resorting to arbitration or any other dispute resolution procedure.

b) Arbitration. If the parties are unable to resolve the matter through mediation within 15 (days) of beginning mediation, then any controversy or claim arising out of or relating to this Agreement or any alleged breach thereof shall be settled by binding arbitration by a single arbitrator appointed by the arbitration service JAMS, and judgment upon the award rendered by the arbitration shall be final and may be entered in any court having jurisdiction. (Notwithstanding the foregoing, nothing in this Agreement shall be interpreted to bar any party hereto from seeking injunctive relief with respect to any controversy or claim arising out of or relating to this Agreement.) The arbitrators shall comply with the commercial arbitration rules of the American Arbitration Association as then in effect. The arbitration shall be conducted, unless the parties otherwise agree, in San Diego, California, United States of America.

11. Miscellaneous. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware and all claims shall be exclusively commenced in the state or federal courts located in Wilmington, Delaware. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be amended or modified except in writing signed by each party hereto; provided, however, that if Client agrees to the Platform Terms, the Platform Terms shall govern Client's use of the MSC Platform and to the extent there is a conflict or inconsistency between this Agreement and the Platform Terms, the Platform Terms shall control. Neither party may assign this Agreement without the prior written consent of the other party. Any attempted assignment of this Agreement made without such consent shall be void and of no effect. This Agreement is solely for the benefit of the Client and MSC. If any provision hereof shall be held by a court of competent jurisdiction to be invalid, void or unenforceable in any respect, or against public policy, such determination shall not affect such provision in any other respect nor any other provision hereof. Headings used herein are for convenience of reference only and shall not affect the interpretation or construction of this Agreement. This Agreement may be executed in facsimile or other electronic counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same document. This Agreement has been reviewed by each of the signatories hereto and its counsel. There shall be no construction of any provision against MSC because this Agreement was drafted by MSC, and the parties waive any statute or rule of law to such effect.

[Signature Pages Follow]

Please sign below and return to MSC to indicate the Client's acceptance of the terms set forth herein, and once executed by each of MSC and the Client, this Agreement shall constitute a binding agreement between the Client and MSC as of the date first written above.

COYUCHI, INC.

DocuSigned by:

Signed: Eileen Mockus
D38F27FC80BD4A2...

Printed Name: Eileen Mockus

Title: CEO

Telephone: 415-236-1461

Coyuchi, Inc.

1400 Tennessee St Ste 1,
San Francisco, CA 94107

FUNDATHENA, INC. D/B/A MANHATTAN STREET CAPITAL, INC.

DocuSigned by:

Signed: rod turner
EE96FE6FC65A4E0...

Printed Name: Rod Turner

Title: CEO

Telephone: 760-622-9566

FundAthena, Inc., D/B/A Manhattan Street Capital, Inc.
5694 Mission Center Road, Suite 602-468
San Diego CA 92108

[APPENDIX 1 – WARRANT AGREEMENT]

Appendix 1

THIS WARRANT AND THE SECURITIES WHICH MAY BE PURCHASED UPON THE EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH SALE, OFFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS UNLESS SOLD PURSUANT TO RULE 144 OF THE ACT.

COYUCHI, INC.
COMMON STOCK PURCHASE WARRANT

No. [____] **Void after [__________, 2029]**

WARRANT TO PURCHASE SHARES OF COMMON STOCK

THIS CERTIFIES THAT, for value received, and subject to the provisions and upon the terms and conditions hereinafter set forth below, FundAthena, Inc. DBA Manhattan Street Capital, Inc. (the "Holder") is entitled to subscribe for and purchase [____________] of the fully paid and nonassessable shares of Common Stock, $0.00001 par value, of the Company (the "Shares"), of Coyuchi, Inc., a California corporation (the "Company"), as adjusted pursuant to Section 3 hereof. The capitalized terms used in this Warrant shall, to the extent not defined where first used, have the meanings given to them in Section 19 of this Warrant. This Warrant is issued pursuant to that certain Reg A+ Engagement Agreement dated as of [___________ __, 2022] (the "Engagement Agreement") between the Company and the Holder.

1. Method of Exercise; Payment.

(a) Cash Exercise. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company,

and by the payment to the Company, by certified, cashier's or other check acceptable to the Company, of an amount equal to the aggregate Exercise Price of the Shares being purchased.

(b) Net Issue Exercise. In lieu of exercising this Warrant, the Holder shall have the right to convert this Warrant (or any portion thereof) by surrender of this Warrant at the principal office of the Company together with notice of such conversion on the form attached hereto as Exhibit A, in which event the Company shall issue to the Holder a number of Shares computed using the following formula:

$$X = \frac{Y\,(A-B)}{A}$$

Where X = the number of the Shares to be issued to the Holder.

Y = the number of the Shares purchasable under this Warrant in respect of which the net issue exercise election is made pursuant to this Section 1(b).

A = the fair market value of one share of the Shares.

B = the Exercise Price on the date of conversion (as adjusted to the date of such conversion).

(c) Fair Market Value. For purposes of this Section 1, the per share fair market value of the Shares shall mean:

(i) If the Company's Common Stock is publicly traded, the per share fair market value of the Shares shall be the average of the closing prices of the Common Stock as quoted on the Nasdaq National Market or the principal exchange on which the Common Stock is listed, or if not so listed then the fair market value shall be the average of the closing bid and asked prices of the Common Stock as published in The Wall Street Journal, in each case for the ten trading days prior to the date of determination of fair market value;

(ii) If the Company's Common Stock is not publicly traded, the per share fair market value of the Shares shall be such fair market value as is determined by a majority of the Board of Directors in good faith upon a review of relevant factors, including due consideration of Holder's determination of fair market value, it being further understood that the exercise of this Warrant pursuant to the net exercise provision contained in Section 1 shall be delayed until such determination is made. Such determination will be made in a prompt manner, and take no more than 45 days from the initiation date.

(d) Stock Certificates. In the event of any exercise of the rights represented by this Warrant, certificates for the Shares so purchased shall be delivered to the Holder within a reasonable time and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the shares with respect to which this Warrant shall not have been exercised shall also be issued to the Holder within such time.

2. Stock Fully Paid; Reservation of Shares. All of the Shares issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price therefor, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance sufficient shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

3. Adjustments. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a) Reclassification. In case of any reclassification or change of the Company's Common Stock (other than a change in par value, or as a result of a subdivision or combination), the Company shall execute a new Warrant, providing that the Holder shall have the right to exercise such new Warrant, and procure upon such exercise and payment of the same aggregate Exercise Price, in lieu of the shares of the Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification or change, by a holder of an equivalent number of shares of Common Stock. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. The provisions of this subsection (a) shall similarly apply to successive reclassifications or changes.

(b) Stock Splits, Dividends and Combinations. In the event that the Company shall at any time subdivide the outstanding shares of Common Stock or shall issue a stock dividend on its outstanding shares of Common Stock the number of Shares issuable upon exercise of this Warrant immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Common Stock the number of Shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

4. Notice of Adjustments. Whenever the number of Shares purchasable hereunder or the Exercise Price thereof shall be adjusted pursuant to Section 3 hereof, the Company shall promptly provide notice to the Holder setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number and class of Shares which may be purchased and the Exercise Price therefor after giving effect to such adjustment.

5. Fractional Shares. This Warrant may not be exercised for fractional shares. In lieu of fractional shares the Company shall make a cash payment therefor based upon the Exercise Price then in effect.

6. Representations of the Company. The Company represents that all corporate actions on the part of the Company, its officers, directors and stockholders necessary for the sale

and issuance of this Warrant and the performance of the Company's obligations hereunder were taken prior to and are effective as of the effective date of this Warrant.

7. Representations and Warranties by the Holder. The Holder represents and warrants to the Company as follows:

(a) This Warrant and the Shares issuable upon exercise thereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Act"). Upon exercise of this Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form satisfactory to the Company, that the securities issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale.

(b) The Holder understands that the Warrant and the Shares have not been registered under the Act, by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempted from such registration. The Holder further understands that the Shares have not been qualified under the California Securities Law of 1968 (the "California Law") by reason of their issuance in a transaction exempt from the qualification requirements of the California Law pursuant to Section 25102(f) thereof, which exemption depends upon, among other things, the bona fide nature of the Holder's investment intent expressed above.

(c) The Holder is an "Accredited Investor" as that term is defined in Rule 501 of Regulation D promulgated under the Act and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

(d) The Holder is able to bear the economic risk of the purchase of the Shares pursuant to the terms of this Warrant, including a complete loss of Holder's investment in the Shares.

(e) If the Holder is not a "U.S. Person" (as defined in Rule 902(o) under the Act), the Holder further hereby represents, warrants and agrees that (i) its principal address is outside the United States and it was located outside the United States at the time any offer to acquire the Warrant and the Shares was made to it, (ii) it is not a "U.S. Person", (iii) it will not resell the Warrant or the Shares unless such resale is in compliance with Regulation S under the Act and (iv) it will not engage in hedging transactions involving the Warrant or the Shares unless in compliance with the Act.

8. Restrictive Legend.

The Shares (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT.

COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

9. IPO. Upon receipt of a written notice of the Company's intention to raise capital by selling shares of Common Stock in an IPO (the "IPO Notice"), which notice shall be delivered to Holder at least ten (10) but not more than ninety (90) days before the anticipated date of the filing with the Securities and Exchange Commission (the "SEC") of the registration statement associated with the IPO, the Holder shall promptly notify the Company whether or not the Holder will exercise this Warrant prior to consummation of the IPO. Notwithstanding whether or not an IPO Notice has been delivered to Holder or any other provision of this Warrant to the contrary, if Holder decides to exercise this Warrant while a registration statement is on file with the SEC in connection with the IPO, this Warrant shall be deemed exercised on the consummation of the IPO and the Fair Market Value of a share of Common Stock will be the price at which one share of Common Stock was sold to the public in the IPO. If Holder has elected to exercise this Warrant while a registration statement is on file with the SEC in connection with an IPO and the IPO is not consummated, then Holder's exercise of this Warrant shall not be effective unless Holder confirms in writing Holder's intention to go forward with the exercise of this Warrant. Holder will not sell Shares issued or issuable upon exercise of this Warrant during any Reg A+ offering.

10. No Rights of Stockholders. No holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of the Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or, except as provided in Section 11 below, to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

11. Notices of Record Date. In the event:

(a) the Company shall declare any dividend or distribution upon any of its capital stock;

(b) there shall be any capital reorganization, reclassification of the capital stock of the Company or an Acquisition; or

(c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall give to the Holder of this Warrant written notice of any relevant record, payment, effective and exchange dates and the amount and nature of any dividend, distribution or right. Such notice shall be given at least ten (10) days prior to any record date for distribution or voting and also at least twenty (20) days prior to the effective date of the transactions referred to in (b) and (c) above. Failure to so give notice or any defect in any certification or notice given under this Warrant shall not affect the validity or legality of any transaction giving rise thereto so long as such failure or defect does not result in the termination of Holder's rights under this Warrant.

12. Expiration of Warrant. This Warrant shall expire and shall no longer be exercisable upon the earlier to occur of:

(a) 5:00 p.m., California local time, on [________, 2028];

(b) An Acquisition, provided that the Company has complied with Section 11 in all material respects; and

(c) The IPO, provided that the Company has complied with Section 9 in all material respects.

13. Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to the Holder, at the Holder's address as set forth in the Engagement Agreement, and (ii) if to the Company, at the address of its principal corporate offices (attention: President), or at such other address as a party may designate by advance written notice to the other party pursuant to the provisions above.

14. "Market Stand-Off" Agreement. Each Investor hereby agrees that, during the period of duration specified by the Company, not to exceed one hundred eighty (180) days following the effective date of the registration statement for the Company's initial public offering, it shall not, to the extent requested by the Company, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase

or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that such agreement shall not be required unless all executive officers and directors (and related funds) of the Company and all other holders of at least 1% of the Company's outstanding voting equity securities enter into similar agreements.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the securities of each Investor (and the shares or other securities of every other person subject to the foregoing restriction) until the end of such period.

15. Governing Law. This Warrant and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.

16. Exchange of Warrants. On surrender for exchange of this Warrant (with the notice of transfer form attached hereto as Exhibit B duly executed), the Company at its expense, but on payment by the Holder of any applicable transfer taxes, shall issue and deliver to or on the order of the Holder a new Warrant or Warrants of like tenor, for the same aggregate number of Shares as called for by the Warrant surrendered. Notwithstanding the foregoing, this Warrant may only be transferred or assigned if the Holder provides, at the Company's request, an opinion of counsel satisfactory to the Company that such transfer does not require registration under the Act and the securities laws applicable with respect to any other applicable jurisdiction.

17. Replacement of Warrants. In the case of the loss, theft or destruction of a Warrant then held by Holder or his assigns, an affidavit of an officer of such Holder stating the loss, theft or destruction, as the case may be, shall constitute evidence satisfactory to the Company and no indemnity or security shall be required for replacement other than the Holder's written agreement to indemnify the Company.

18. Severability. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

19. Certain Definitions. As used in this Warrant the following terms shall have the following respective meanings:

"Acquisition" shall mean (a) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any transfer of more than 50% of the voting power of the Company, reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Company); or (b) a sale of all or substantially all of the assets of the Company; unless the Company's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Company's acquisition or sale

or otherwise) hold at least fifty percent (50%) of the voting power of the surviving or acquiring entity.

"IPO" shall mean the Company's first firm commitment underwritten public offering of the Company's Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission.

"Exercise Price" shall mean [________________________________] as adjusted pursuant to Section 3 hereof.

Issued this ***[____ day of ________]***, 2022.

COYUCHI, INC.

By: ____________________________

Name: ____________________________

Title: ____________________________

EXHIBIT A

NOTICE OF EXERCISE

TO: Coyuchi, Inc.
1400 Tennessee St. Ste. 1
San Francisco, CA 94107
Attention: President

1. The undersigned hereby elects to purchase __________ Shares of Coyuchi, Inc. pursuant to the terms of the attached Warrant.

2. Method of Exercise (Please initial the applicable blank):

____ The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

___ The undersigned elects to exercise the attached Warrant by means of the net exercise provisions of Section 1(b) of the Warrant.

3. Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

____
(Name)

____
____
(Address)

4. The undersigned hereby represents and warrants that the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 7 of the attached Warrant are true and correct as of the date hereof.

____
(Signature)

Title:___________________________

____
(Date)

EXHIBIT B

FORM OF TRANSFER

(To be signed only upon transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____ the right represented by the attached Warrant to purchase ____________ shares of Common Stock of Coyuchi, Inc., to which the attached Warrant relates, and appoints ______________ Attorney to transfer such right on the books of Coyuchi, Inc., with full power of substitution in the premises.

Dated: ____________________

____

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

____

____
(Address)

Signed in the presence of:

____